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Exhibit 5.1

[First Data Letterhead]

November 4, 2004

First Data Corporation
6200 South Quebec Street
Greenwood Village, Colorado 80111

Re: Registration Statement on Form S-3

        Ladies and Gentlemen:

        I am Counsel of First Data Corporation (the "Company"). I refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), to register up to $2,000,000,000 aggregate offering price of (i) unsecured debt securities ("Debt Securities"), (ii) shares of the Company's preferred stock, par value $1.00 per share ("Preferred Stock"), in one or more series, and (iii) shares of the Company's common stock, par value $.01 per share ("Common Stock").

        The Debt Securities, Preferred Stock and Common Stock are referred to herein collectively as the "Securities." The Debt Securities will be issued pursuant to an Indenture dated as of March 26, 1993, as supplemented by the 2003 Supplemental Indenture dated as of June 9, 2003, between the Company and Wells Fargo Bank, National Association, as trustee (such Indenture, as amended or supplemented from time to time, the "Senior Indenture").

        I am familiar with the proceedings to date with respect to the proposed issuance and sale of the Securities and have examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

        In rendering the opinions expressed below, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to the originals of all documents submitted to me as copies. In addition, I have assumed and have not verified the accuracy as to factual matters of each document I reviewed.

        Based on the foregoing, I am of the opinion that:

        1.     The Company is duly incorporated and validly existing under the laws of the State of Delaware.

        2.     Each series of Debt Securities will be legally issued and constitute valid and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) any necessary supplemental indenture to the Senior Indenture shall have been duly executed and delivered by the Company and the trustee thereunder; (iii) the terms of such series of Debt Securities shall have been established and approved in accordance with the resolutions of the board of directors of the Company, as contemplated by the Registration Statement, any applicable prospectus supplement and the Senior Indenture; and (iv) such series of Debt Securities shall have been duly executed and authenticated as provided in the Indenture and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

        3.     Each series of Preferred Stock will be legally issued, fully paid and nonassessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) the terms of such series of Preferred Stock shall have been established and approved in accordance with the resolutions of the board of directors of the Company, as contemplated by the Registration Statement and any applicable prospectus supplement; (iii) a Certificate of Designations setting forth the terms of such series of Preferred Stock shall have been duly executed, acknowledged, filed and recorded and shall have become effective in accordance with Section 103 of the General Corporation Law of the State of Delaware; and (iv) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor (but not less than the par value thereof).

        4.     The Common Stock will be legally issued, fully paid and nonassessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) the issuance and sale of the Common Stock shall have been approved in accordance with the resolutions of the board of directors of the Company, as contemplated by the Registration Statement and any applicable prospectus supplement; and (iii) certificates representing the Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor (but not less than the par value thereof).

        This opinion letter is limited to the General Corporation Law of the State of Delaware and the laws of the State of Nebraska. I note that the Senior Indenture and Debt Securities are expressly governed by the laws of the State of New York, and I have assumed, without investigation, that the substantive laws of the State of New York are substantially identical to those of the State of Nebraska.

        I do not find it necessary for the purposes of this opinion letter to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the sale of the Securities.

        I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to me under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules and regulations promulgated by the SEC.

Very truly yours,
/s/ Stanley J. Andersen

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Exhibit 5.1